Exhibit 10.4

PROMISSORY NOTE SECOND EXTENSION AGREEMENT

This Promissory Note Extension Agreement, hereinafter referred to as “Extension”, entered into this Second day of July, 2012, by and among Intellinetics, Inc, hereinafter called “Maker” and Alpharion Capital Partners, hereinafter called “Lender”.

WHEREAS, Maker and Lender have entered into a Promissory Note and Subscription Agreement dated October 7, 2011 for the amount of SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($7,500), hereinafter referred to as “Note”. Said Note was originally due one hundred eighty days from its issuance.

WHEREAS, Maker and Lender have entered into a Promissory Note Extension Agreement dated March 4, 2012 for the amount of SEVEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($7,500), hereinafter referred to as the “Note Extension”. Said Note Extension was originally due two-hundred seventy days from its issuance.

WHEREAS, Maker and Lender desire to enter into this Second Extension Agreement in order to extend the due date of the Note.

NOW, THEREFORE, it is dually agreed by both Maker and Lender to extend the due date of the Note from two hundred seventy days to three hundred fifteen days from its date of issuance.

All other provisions of the original Promissory Note, Subscription Agreement and Promissory Note Extension Agreement shall prevail unless otherwise written.

IN WITNESS WHEREOF, the undersigned Maker and Lender has duly executed this Note as of the day and year above first written.

INTELLINETICS, INC.

By:	s/William J. Santiago

ALPHARION CAPITAL PARTNERS, INC.

By:	s/Rick Hughes